EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 No. 333-69807 and No. 333-3124) related to the 1993 Stock Option and Restricted Stock Plan of Omega Healthcare Investors, Inc., as Amended and Restated;
(2) Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(3) Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc.; and
(4) Registration Statement (Form S-3/A No. 333-117655 and Form S-3 No. 333-69675) related to the universal shelf registration statement of Omega Healthcare Investors, Inc., as Amended and Restated;

of our report dated February 22, 2007, except for Notes 2, 3, 17 and 18, as to which the dates December 19, 2007, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc., included in this Form 8-K.

/s/ Ernst & Young LLP

McLean, Virginia
December 20, 2007